Exhibit 12(b)



                    [Letterhead of Willkie Farr & Gallagher]







April 17, 2003




Smith Barney Trust II
125 Broad Street
New York, New York  10004

Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to your Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-102308) of our opinion, dated April 17, 2003 addressed to you and Smith Barney World Funds, Inc. ("World Funds"), as to certain tax matters related to the merger of the European Portfolio, a series of World Funds, and Smith Barney International Large Cap Fund, a series of Smith Barney Trust II.


Very truly yours,
/s/ Willkie Farr & Gallagher